As filed with the Securities and Exchange Commission on June 1, 1998

                                                      Registration No.
                                                                      ----------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933

                     THE JONES FINANCIAL COMPANIES, L.L.L.P.
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             (Exact Name of Registrant as Specified in Its Charter)

              12555 Manchester Road, St. Louis, Missouri 63131-3729
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                    (Address of Principal Executive Offices)

                                    MISSOURI
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   43-1450818
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                    (I.R.S. Employer Identification Number)

                              AMENDED AND RESTATED
           1998 EMPLOYEE LIMITED PARTNERSHIP INTEREST PURCHASE PLAN OF
                     THE JONES FINANCIAL COMPANIES, L.L.L.P.
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                             Lawrence R. Sobol, Esq.
                     The Jones Financial Companies, L.L.L.P.
                              12555 Manchester Road
                         St. Louis, Missouri 63131-3729
                                 (314) 515-2000
--------------------------------------------------------------------------------
            (Name, Address, including Zip Code and Telephone Number,
                   including Area Code, of Agent For Service)

                    Please Send Copies of Communications to:
                             Jennifer A. Auer, Esq.
                                 Bryan Cave LLP
                       One Metropolitan Square, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000

            Approximate date of commencement of the proposed sale of
           the securities: As soon as practicable after the effective date of this Registration Statement.

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                  Proposed Maximum        Proposed Maximum
  Title of Securities        Amount to be          Offering Price        Aggregate Offering          Amount of
   to be Registered           Registered            Per Interest               Price             Registration Fee
------------------------ ---------------------- ---------------------- ----------------------- ---------------------
        Limited
      Partnership        680,000 Interests(1)           $100                $68,000,000             $2,360 (3)
       Interests         (2)
====================================================================================================================


(1) The 680,000 limited partnership interests being registered represent the maximum number of interests which, it is estimated, may be purchased under the Amended and Restated 1998 Employee Limited Partnership Interest
       Purchase Plan (the "Plan") during the next 36 months.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an additional amount of limited partnership interests as may be issuable by reason of the operation of the anti-dilution provisions of the Plan in the event of limited partnership interests splits, reverse limited partnership interest splits or other similar transactions.

(3)    This Registration Statement registers the limited partnership  interests to be issued pursuant to the Plan. On May 4, 1998,  the 1998  Employee
       Limited Partnership Interest Purchase Plan was amended and restated.  The amended and restated plan increased the number of limited  partnership interests which may be issued subject to the Plan and decreased the
       purchase price of a  full  limited   partnership   interest from  $1,000
       to  $100. A registration fee of $17,700 was paid on March 19, 1998,  upon the  filing  of Registration  Statement No.  333-48233 on Form S-8.
       Accordingly,  the  registration  fee is being paid only with  respect to the increase in the maximum aggregate offering price resulting from the  above-referenced  changes.

                           INCORPORATION BY REFERENCE

     This Registration Statement is being filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8, No. 333-48233 filed on March 19, 1998, including the exhibits thereto, are hereby incorporated by reference herein, except to the extent superseded hereby.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The following documents filed by The Jones Financial Companies, L.L.L.P. ("JFC") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

     1. JFC's Annual Report on Form 10-K for its fiscal year ended December 31, 1997 (filed under JFC's former name The Jones Financial Companies, L.P., LLP).

     2. JFC's Quarterly Report on Form 10-Q for the three month period ended March 27, 1998.

     3. JFC's Current Report on Form 8-K filed on March 12, 1998.

     4. The description of the limited partnership interests in JFC, which is contained in JFC's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report updating such description.

     All documents subsequently filed by JFC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein, shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     Item 8. Exhibits.

     The following documents are filed as a part of this Registration Statement.

     Exhibit           Description
     -------           -----------

       4a. Amended and Restated 1998 Employee Limited Partnership Interest Purchase Plan of The Jones Financial Companies, L.L.L.P.

       5.              Opinion of Bryan Cave LLP regarding legality

       23a.            Consent of Counsel (included in Exhibit 5)

       23b.            Consent of Accountants

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 1st day of June, 1998.

                                    THE JONES FINANCIAL COMPANIES, L.L.L.P.

                                    By:  /s/   John W. Bachmann
                                        ----------------------------------
                                        John W. Bachmann
                                        Managing Partner

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on the 1st day of June, 1998.


                                    /s/   John W. Bachmann
                                    ------------------------------------
                                    John W. Bachmann
                                    Managing Partner
                                    (Principal Executive Officer)


                                    /s/   Steven Novik
                                    -----------------------------------
                                    Steven Novik
                                    (Chief Financial Officer)

                                  EXHIBIT INDEX

Exhibit Number    Description                                         Page
--------------    -----------                                         ----
4a.               Amended and Restated 1998 Employee                    7
                  Limited Partnership Interest Purchase Plan of The Jones Financial Companies, L.L.L.P.

5.                Opinion of Bryan Cave LLP regarding legality         11

23a.              Consent of Counsel (included in Exhibit 5)      Not Applicable

23b.              Consent of Accountants                               13